SCHEDULE II

                                    INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENCORP INC


          GAMCO INVESTORS, INC.
                                 6/26/96           34,000            15.2279
                                 6/25/96            1,200            15.1250
                                 6/24/96           40,800            14.9816
                                 6/21/96           11,000            14.8693
                                 6/18/96              199-             *DO
























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                                            Page 29 of 29